                                                                      EXHIBIT 11

                        BRISTOL TECHNOLOGY SYSTEMS, INC.
                        Computation of Earnings per Share


                                                   (Successor)     (Predecessor)
                                                  ============     =============
                                                  Three Months Ended September 30
                                                  -----------------------------
                                                      1996             1995
                                                  ------------     -------------
PRIMARY EARNINGS PER SHARE

     Net income                                    $   14,566       $   57,047
                                                   ==========       ==========

     Weighted average number of common
        shares outstanding during the period        3,250,000            1,001

     Incremental common shares attributable
        to outstanding options                           --               --
                                                   ----------       ----------

        Total shares                                3,250,000            1,001
                                                   ==========       ==========

     Primary earnings per share                    $    0.004       $    56.99
                                                   ==========       ==========


FULLY DILUTED EARNINGS PER SHARE

     Net income                                    $   14,566       $   57,047
                                                   ==========       ==========

     Weighted average number of common
        shares outstanding during the period        3,250,000            1,001

     Incremental common shares attributable
        to outstanding options                           --               --
                                                   ----------       ----------

        Total shares                                3,250,000            1,001
                                                   ==========       ==========

     Fully diluted earnings per share              $    0.004       $    56.99
                                                   ==========       ==========

                                                                      EXHIBIT 11

                        BRISTOL TECHNOLOGY SYSTEMS, INC.
                        Computation of Earnings per Share


                                                    (Successor)
                                                   ============
                                                     Inception        (Predecessor)     (Predecessor)
                                                                      ============       ============
                                                  (April 3, 1996)      Six months        Nine Months
                                                        to               Ended              Ended
                                                   September 30          June 30         September 30
                                                       1996               1995               1995
                                                   ------------       ------------       ------------
PRIMARY EARNINGS PER SHARE

     Net income (loss)                             $   (16,684)       $    (6,948)       $   187,873
                                                   ===========        ===========        ===========

     Weighted average number of common
        shares outstanding during the period         2,954,355              1,010              1,001

     Incremental common shares attributable
        to outstanding options                            --                 --                 --
                                                   -----------        -----------        -----------

        Total shares                                 2,954,355              1,010              1,001
                                                   ===========        ===========        ===========

     Primary earnings (loss) per share             $    (0.006)       $     (6.88)       $    187.69
                                                   ===========        ===========        ===========


FULLY DILUTED EARNINGS PER SHARE

     Net income (loss)                             $   (16,684)       $    (6,948)       $   187,873
                                                   ===========        ===========        ===========

     Weighted average number of common
        shares outstanding during the period         2,954,355              1,010              1,001

     Incremental common shares attributable
        to outstanding options                            --                 --                 --
                                                   -----------        -----------        -----------

        Total shares                                 2,954,355              1,010              1,001
                                                   ===========        ===========        ===========

     Fully diluted earnings (loss) per share       $    (0.006)       $     (6.88)       $    187.69
                                                   ===========        ===========        ===========

                                       15